UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                                April 2, 2007
              Date of Report (Date of earliest event reported)

                             TelVue Corporation
            (Exact name of registrant as specified in its charter)

              Delaware             0-17170         51-0299879
  (State or other jurisdiction  (Commission     (I.R.S. Employer
	  of incorporation)     File Number)   Identification No.)

                           16000 Horizon Way, Suite 500,
                           Mt. Laurel, New Jersey  08054
                    (Address of principal executive offices)

                                  856-273-8888
            (Registrant's telephone number, including area code)

                                     N/A
                      (Former name or former address,
                       if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the
 	Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the
 	Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

	Effective April 2, 2007, TelVue Corporation ("TelVue") appointed John
M. Fell to serve as its Controller. Prior to joining TelVue, Mr. Fell was the Controller of WPHL-TV in Philadelphia, a Division of Tribune Television Company, from April 2003 to March 2007. He also served as an Assistant Treasurer of Tribune Television Company during this same time period. Prior to that, Mr. Fell was Assistant Controller for WPHL-TV from September 2000 to March 2003. Prior to that, he was Accounting Manager for PRIMEDIA Information Group, a Division of PRIMEDIA, Inc.

	John M. Fell is employed on an at-will basis and is paid an annual salary of $112,500. Upon satisfaction of certain conditions, Mr. Fell is eligible for a $2,000 second quarter bonus beginning in 2008. He also receives, as do all other TelVue employees, health, dental, disability and life insurance benefits as well as a contribution of 2.5% of his annual salary to TelVue's 401K Plan. Mr. Fell, like all other TelVue employees, is eligible to receive stock option grants under the TelVue Stock Option Plan.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	April 5, 2007                   TelVue Corporation


					By:       /s/ Joseph Murphy
					Name:     Joseph Murphy
					Title:    President and Chief Executive Officer